UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2016 (June 9, 2016)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2016, the Board amended our Restated and Amended By-Laws (the “By-Laws”) in accordance with a directive of our Board of Directors to reduce the quorum for meetings of stockholders from holders of a majority in voting power of the outstanding shares of stock to the holders of 40% in voting power of the outstanding shares of stock. The Board reduced the quorum as it is required by the stipulation and agreement of settlement of the lawsuit filed in the Delaware Court of Chancery, captioned Kastis v. Carter, et al. No. 8657 (Del. Ch.).

The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the foregoing document, a copy of which is attached and incorporated herein as Exhibits 3.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

3.1	Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

June 10, 2016	By:	/s/ Thomas K. Equels
Thomas K. Equels, President